Exhibit 23.3

Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 16, 2008, with respect to the consolidated financial statements of Vurv Technology, Inc. for the year ended January 31, 2008, incorporated by reference in the Registration Statement (Form S-1) and the related Prospectus of Taleo Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Jacksonville, Florida

October 27, 2009